Exhibit 99.30
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                                  NEWS RELEASE
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For Immediate Release                                     Contact: Tom McGraw
                                                                   650-875-4865


                   FNB Bancorp Declares Third Quarter Dividend

South San Francisco, CA: October 12, 2005: FNB Bancorp (Bulletin Board FNBG.OB), the holding company for First National Bank of Northern California, announced that its Board of Directors has declared a quarterly cash dividend of fifteen cents per share on the Company's Common Stock totaling approximately $385,012.20. The dividend is payable to shareholders of record as of October 31, 2005, payable on November 14, 2005.


Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

James B. Ramsey
Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862     Fax: (650) 588-9695